Exhibit 99.1

Oct. 29, 2008
CORRECTING and REPLACING Hanmi Financial Corporation Reports
Third-Quarter 2008 Financial Results
CORRECTION...by Hanmi Financial Corporation
LOS ANGELES—(BUSINESS WIRE)— In the table titled “HANMI FINANCIAL CORPORATION AND SUBSIDIARIES SELECTED FINANCIAL DATA (UNAUDITED)(Continued) (Dollars in Thousands)” in release dated October 23, 2008, under subhead “DEPOSIT PORTFOLIO,” at September 30, 2008, “Time Deposits of $100,000 or More” should read: $863,034 (sted: $655,659) and “Other Time Deposits” should read: $618,528 (sted: $825,903). “Total Deposits” was unchanged at $2,799,377.
The corrected release reads:
Hanmi Financial Corporation Reports
Third-Quarter 2008 Financial Results
LOS ANGELES – October 23, 2008 – Hanmi Financial Corporation (NASDAQ:HAFC) (“we,” “our,” or “Hanmi”), the holding company for Hanmi Bank (the “Bank”), reported third-quarter net income of $4.3 million, or $0.09 per diluted share, compared to net income of $11.0 million, or $0.23 per diluted share, in the third quarter of 2007.
For the nine months ended September 30, 2008, Hanmi reported a net loss of $98.3 million, or ($2.14) per share, which includes a second-quarter non-cash goodwill impairment charge of $107.4 million, compared to net income of $39.3 million, or $0.81 per diluted share, in the first nine months of 2007. Excluding the second-quarter goodwill impairment charge, for the nine months ended September 30, 2008, non-GAAP net income was $9.1 million, or $0.20 per diluted share.
Commenting on the quarter, Jay S. Yoo, Hanmi’s President and Chief Executive Officer, noted that third-quarter net income of $4.3 million was more than double second-quarter non-GAAP net income of $1.8 million. “While the overall environment remains extremely challenging, we are pleased to report another profitable operating quarter,” said Yoo.
“We have spoken in the past of our focus on improving credit quality rather than growing the asset base, which in fact declined by $79.1 million to $3.77 billion at September 30 from June 30, 2008,” said Yoo. “Gross loans were essentially unchanged at $3.35 billion, but total deposits declined by $162.2 million, or 5.5 percent, to $2.80 billion from $2.96 billion at June 30. The decline in deposits mirrors the experience of many community banks and other financial institutions in a time of extraordinary turmoil in the credit markets.
“The restructuring program about which we spoke last quarter is complete, and in time we expect to realize measurable improvements in operating efficiency,” added Yoo. “Headcount has been reduced by approximately 10 percent, with a commensurate decrease in salaries and related overhead.”

“Consistent with our program to enhance credit quality, in August we were pleased to announce the appointment of John Park as Chief Credit Officer. John is an important addition to our senior management team. With this team,” concluded Yoo, “I believe we are well positioned to handle the challenges of what continues to be a very difficult environment for financial institutions.”
Results of Operations
At the end of this release is a table titled “Reconciliation of GAAP to Non-GAAP” provide reconciliations between various GAAP and non-GAAP metrics — including non-interest expenses, net income and earnings per share — that exclude the effect of the second-quarter $107.4 million goodwill impairment charge for the nine-month period ended September 30, 2008. We have provided them in the belief that they can be useful in evaluating our core operating performance. All subsequent references to non-GAAP metrics are to these tables.
Net interest income before provision for credit losses increased by $1.5 million, or 4.5 percent, to $35.6 million, compared to $34.1 million in the second quarter of 2008. The provision for credit losses was $13.2 million in the third quarter of 2008 compared to $19.2 million in the second quarter and $8.5 million in the third quarter of 2007.
Total non-interest income in the third quarter of 2008 was $5.3 million compared to $9.7 million in the second quarter and $9.5 million a year ago. Second-quarter non-interest income included a gain on sales of loans of $552,000, for which there were no comparable sales in the third quarter. The sequential decline in non-interest income also reflects a loss on the sale of securities available for sale of $483,000, as well as an other-than-temporary impairment loss on securities of $2.6 million; the latter consists of an impairment loss of $2.4 million on a Lehman Brothers corporate bond, and an impairment loss of $212,000 on a Community Reinvestment Act (“CRA”) equity investment.
Total non-interest expenses in the third quarter of 2008 were $22.2 million compared to $129.4 million in the second quarter, which included the aforementioned non-cash impairment loss on goodwill, and $21.2 million a year ago; excluding the goodwill impairment charge, second-quarter 2008 non-GAAP non-interest expenses were $22.1 million. Total non-interest expenses include a total of $1.1 million in losses (included under “Other Operating Expenses”) related to a derivative transaction to which Lehman Brothers was a party.
For the third quarter of 2008, the efficiency ratio (non-interest expenses divided by the sum of net interest income before provision for credit losses and non-interest income) was 54.33 percent, compared to 296.07 percent, or 50.43 percent excluding the goodwill impairment charge in the second quarter, and 44.95 percent in the comparable period a year ago.
“The provision for credit losses is the product of a comprehensive evaluation of the loan portfolio, and it reflects in large part the economic stress under which some of our borrowers find themselves,” said Brian Cho, Chief Financial Officer. “However, we are encouraged by the fact that it is lower than in the prior quarter. The lower provision reflects improvements in some significant loans previously more adversely classified.” Third-quarter charge-offs, net of recoveries, were $11.8 million compared to $8.2 million in the prior quarter and $6.1 million in the third quarter of 2007. The third-quarter charge-offs included approximately $2.7 million related to the loans fully reserved in the prior quarter.
The yield on the loan portfolio was 6.68 percent, a decline of 10 basis points compared to the second quarter, when the yield was 6.78 percent. The decline in yield, however, was offset by a decline in the cost of average interest-bearing deposits, which decreased by 27 basis points to 3.43 percent from 3.70 percent in the second quarter. This contributed to an improvement in net interest margin, which in the third quarter was 3.90 percent compared to 3.75 percent in the second quarter of 2008.
Balance Sheet and Asset Quality
At September 30, 2008, total assets were $3.77 billion compared to $3.85 billion at June 30, 2008, a decrease of $79.1 million, or 2.1 percent. Gross loans were essentially unchanged at $3.35 billion at September 30, 2008. Total deposits declined by $162.2 million, or 5.5 percent, to $2.80 billion at September 30, 2008, compared to $2.96 billion at June 30, 2008. FHLB advances and other borrowings increased by $84.9 million, or 17.0 percent, to $585.0 million at September 30, 2008, compared to $500.1 million at June 30, 2008.
As of September 30, 2008, the allowance for loan losses was $63.9 million, or 1.91 percent of gross loans (57.16 percent of total non-performing loans), compared to $63.0 million, or 1.88 percent of gross loans (56.14 percent of total non-performing loans), at June 30, 2008, and $34.5 million, or 1.07 percent of gross loans (77.19 percent of total non-performing loans), at September 30, 2007.
Delinquent loans were $102.9 million (3.08 percent of total gross loans) at September 30, 2008, compared to $138.4 (4.12 percent of total gross loans) at June 30, 2008. Although non-performing loans as of September 30, 2008 were substantially unchanged from the prior quarter at $111.9 million (3.34 percent of gross loans), this amount included a $24 million loan which was brought current during the quarter.
Capital Adequacy
The Bank’s capital ratios exceed levels defined as “well-capitalized” by our regulators. At September 30, 2008, the Bank’s Tier 1 Leverage, Tier 1 Risk-Based Capital and Total Risk-Based Capital ratios were 8.97 percent, 9.57 percent and 10.84 percent, respectively, compared to 8.60 percent, 9.39 percent and 10.64 percent, respectively, at June 30, 2008. “We continue to monitor our capital adequacy and our ability to address the economic challenges that face most financial institutions in the United States,” said Yoo.

About Hanmi Financial Corporation
Headquartered in Los Angeles, Hanmi Bank, a wholly owned subsidiary of Hanmi Financial Corporation, provides services to the multi-ethnic communities of California, with 26 full-service offices in Los Angeles, Orange, San Bernardino, San Francisco, Santa Clara and San Diego counties, and six loan production offices in Colorado, Georgia, Illinois, Texas, Virginia and Washington. Hanmi Bank specializes in commercial, Small Business Administration (“SBA”) and trade finance lending, and is a recognized community leader. Hanmi Bank’s mission is to provide a full range of quality products and premier services to its customers and to maximize shareholder value. Additional information is available at www.hanmifinancial.com.
This release includes non-GAAP net income, non-GAAP earnings per share data, shares used in non-GAAP earnings per share calculation and non-GAAP non-interest expenses. These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should be used only to evaluate our results of operations in conjunction with the corresponding GAAP measures.
We believe that the presentation of non-GAAP net income, non-GAAP earnings per share data, non-GAAP performance ratios, shares used in non-GAAP earnings per share calculation, and non-GAAP non-interest expenses, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to our financial condition and results of operations. In addition, we believe that the presentation of non-GAAP income provides useful information to investors and management regarding operating activities for the periods presented.
For the internal budgeting process, our management uses financial statements that do not include impairment losses on goodwill. Our management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing our financial results.

Forward-Looking Statements
This release contains forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms and other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ from those expressed or implied by the forward-looking statement. These factors include the following: general economic and business conditions in those areas in which we operate; deterioration in the credit markets; availability of capital from private and government sources; demographic changes; competition for loans and deposits; fluctuations in interest rates; risks of natural disasters related to our real estate portfolio; risks associated with SBA loans; changes in governmental regulation; ability to receive regulatory approval for Hanmi Bank to declare dividends to Hanmi Financial; adequacy of our allowance for loan losses, credit quality and the effect of credit quality on our provision for credit losses and allowance for loan losses; the ability of borrowers to perform under the terms of their loans and other terms of credit agreements; our ability to successfully integrate acquisitions we may make; the availability of capital to fund the expansion of our business; and changes in securities markets. In addition, we set forth certain risks in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and Quarterly Reports on Form 10-Q filed thereafter, which could cause actual results to differ from those projected. We undertake no obligation to update such forward-looking statements except as required by law.
Contact
Hanmi Financial Corporation

BRIAN E. CHO	STEPHANIE YOON
Chief Financial Officer	Investor Relations
(213) 368-3200	(213) 427-5631

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in Thousands)

	September 30,	December 31,	%	September 30,	%
	2008	2007	Change	2007	Change
ASSETS
Cash and Due from Banks	$81,640	$105,898	(22.9)%	$103,789	(21.3)%
Federal Funds Sold	5,000	16,500	(69.7)%	—	—

Cash and Cash Equivalents	86,640	122,398	(29.2)%	103,789	(16.5)%

Investment Securities	222,469	350,457	(36.5)%	357,616	(37.8)%
Loans:
Gross Loans, Net of Deferred Loan Fees	3,345,049	3,284,708	1.8%	3,219,871	3.9%
Allowance for Loan Losses	(63,948)	(43,611)	46.6%	(34,503)	85.3%

Loans Receivable, Net	3,281,101	3,241,097	1.2%	3,185,368	3.0%

Customers’ Liability on Acceptances	7,382	5,387	37.0%	5,357	37.8%
Premises and Equipment, Net	20,703	20,800	(0.5)%	20,597	0.5%
Accrued Interest Receivable	13,801	17,411	(20.7)%	17,619	(21.7)%
Other Real Estate Owned	2,988	287	941.1%	287	941.1%
Servicing Assets	4,018	4,336	(7.3)%	4,328	(7.2)%
Goodwill	—	107,100	(100.0)%	209,991	(100.0)%
Other Intangible Assets	5,404	6,908	(21.8)%	7,457	(27.5)%
Federal Reserve Bank and Federal Home Loan Bank Stock	42,157	33,479	25.9%	25,525	65.2%
Bank-Owned Life Insurance	25,239	24,525	2.9%	24,285	3.9%
Other Assets	54,089	49,472	9.3%	49,396	9.5%

TOTAL ASSETS	$3,765,991	$3,983,657	(5.5)%	$4,011,615	(6.1)%

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits:
Noninterest-Bearing	$634,593	$680,282	(6.7)%	$690,513	(8.1)%
Interest-Bearing	2,164,784	2,321,417	(6.7)%	2,357,044	(8.2)%

Total Deposits	2,799,377	3,001,699	(6.7)%	3,047,557	(8.1)%
Accrued Interest Payable	11,344	21,828	(48.0)%	20,449	(44.5)%
Acceptances Outstanding	7,382	5,387	37.0%	5,357	37.8%
FHLB Advances and Other Borrowings	584,972	487,164	20.1%	361,344	61.9%
Junior Subordinated Debentures	82,406	82,406	—	82,406	—
Other Liabilities	13,314	14,617	(8.9)%	12,525	6.3%

Total Liabilities	3,498,795	3,613,101	(3.2)%	3,529,638	(0.9)%
Stockholders’ Equity	267,196	370,556	(27.9)%	481,977	(44.6)%

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,765,991	$3,983,657	(5.5)%	$4,011,615	(6.1)%

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(Dollars in Thousands, Except Per Share Data)

	Three Months Ended					Nine Months Ended
	Sept. 30,	June 30,	%	Sept. 30,	%	Sept. 30,	Sept. 30,	%
	2008	2008	Change	2007	Change	2008	2007	Change
INTEREST AND DIVIDEND INCOME:
Interest and Fees on Loans	$56,134	$55,905	0.4%	$66,714	(15.9)%	$172,637	$194,487	(11.2)%
Taxable Interest on Investments	2,053	2,579	(20.4)%	3,308	(37.9)%	7,748	10,213	(24.1)%
Tax-Exempt Interest on Investments	650	662	(1.8)%	764	(14.9)%	2,071	2,290	(9.6)%
Dividends on FHLB and FRB Stock	581	486	19.5%	350	66.0%	1,481	1,055	40.4%
Interest on Federal Funds Sold	23	31	(25.8)%	61	(62.3)%	137	963	(85.8)%
Interest on Term Federal Funds Sold	—	—	—	—	—	—	5	(100.0)%

Total Interest and Dividend Income	59,441	59,663	(0.4)%	71,197	(16.5)%	184,074	209,013	(11.9)%

INTEREST EXPENSE:
Interest on Deposits	19,365	20,487	(5.5)%	27,987	(30.8)%	64,699	80,973	(20.1)%
Interest on FHLB Advances and Other Borrowings	3,329	3,944	(15.6)%	3,785	(12.0)%	11,750	8,875	32.4%
Interest on Junior Subordinated Debentures	1,150	1,164	(1.2)%	1,675	(31.3)%	3,763	4,974	(24.3)%

Total Interest Expense	23,844	25,595	(6.8)%	33,447	(28.7)%	80,212	94,822	(15.4)%

NET INTEREST INCOME BEFORE PROVISION FOR CREDIT LOSSES	35,597	34,068	4.5%	37,750	(5.7)%	103,862	114,191	(9.0)%
Provision for Credit Losses	13,176	19,229	(31.5)%	8,464	55.7%	50,226	17,619	185.1%

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	22,421	14,839	51.1%	29,286	(23.4)%	53,636	96,572	(44.5)%

NON-INTEREST INCOME:
Service Charges on Deposit Accounts	4,648	4,539	2.4%	4,463	4.1%	13,904	13,389	3.8%
Insurance Commissions	1,194	1,384	(13.7)%	1,131	5.6%	3,893	3,535	10.1%
Trade Finance Fees	784	825	(5.0)%	1,082	(27.5)%	2,474	3,549	(30.3)%
Other Service Charges and Fees	433	703	(38.4)%	691	(37.3)%	1,852	1,881	(1.5)%
Remittance Fees	499	539	(7.4)%	512	(2.5)%	1,543	1,503	2.7%
Gain on Sales of Loans	—	552	(100.0)%	523	(100.0)%	765	3,685	(79.2)%
Bank-Owned Life Insurance Income	241	234	3.0%	234	3.0%	715	693	3.2%
Gain (Loss) on Sales of Securities Available for Sale	(483)	—	—	—	—	135	—	—
Other-Than-Temporary Impairment Loss on Securities	(2,621)	—	—	—	—	(2,621)	—	—
Other Income	633	876	(27.7)%	890	(28.9)%	2,085	1,970	5.8%

Total Non-Interest Income	5,328	9,652	(44.8)%	9,526	(44.1)%	24,745	30,205	(18.1)%

NON-INTEREST EXPENSES:
Salaries and Employee Benefits	10,782	11,301	(4.6)%	11,418	(5.6)%	33,363	33,961	(1.8)%
Occupancy and Equipment	2,786	2,792	(0.2)%	2,657	4.9%	8,360	7,740	8.0%
Data Processing	1,498	1,698	(11.8)%	1,540	(2.7)%	4,730	4,768	(0.8)%
Professional Fees	647	995	(35.0)%	565	14.5%	2,627	1,686	55.8%
Advertising and Promotion	914	888	2.9%	943	(3.1)%	2,614	2,493	4.9%
Supplies and Communications	681	623	9.3%	704	(3.3)%	2,008	1,996	0.6%
Amortization of Other Intangible Assets	478	502	(4.8)%	570	(16.1)%	1,504	1,776	(15.3)%
Impairment Loss on Goodwill	—	107,393	(100.0)%	—	—	107,393	—	—
Other Operating Expenses	4,449	3,251	36.9%	2,852	56.0%	10,667	9,288	14.8%

Total Non-Interest Expenses	22,235	129,443	(82.8)%	21,249	4.6%	173,266	63,708	172.0%

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	5,514	(104,952)	(105.3)%	17,563	(68.6)%	(94,885)	63,069	(250.4)%
Provision for Income Taxes	1,166	595	96.0%	6,536	(82.2)%	3,393	23,788	(85.7)%

NET INCOME (LOSS)	$4,348	$(105,547)	(104.1)%	$11,027	(60.6)%	$(98,278)	$39,281	(350.2)%

EARNINGS (LOSS) PER SHARE:
Basic	$0.09	$(2.30)	(103.9)%	$0.23	(60.9)%	$(2.14)	$0.81	(364.2)%
Diluted	$0.09	$(2.30)	(103.9)%	$0.23	(60.9)%	$(2.14)	$0.81	(364.2)%

WEIGHTED-AVERAGE SHARES OUTSTANDING:
Basic	45,881,549	45,881,549		47,355,143		45,869,069	48,232,464
Diluted	45,933,043	45,881,549		47,536,078		45,869,069	48,569,863

SHARES OUTSTANDING AT PERIOD-END	45,905,549	45,900,549		46,986,341		45,905,549	46,986,341

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL DATA (UNAUDITED)
(Dollars in Thousands)

	Three Months Ended					Nine Months Ended
	September 30,	June 30,	%	September 30,	%	September 30,	September 30,	%
	2008	2008	Change	2007	Change	2008	2007	Change
AVERAGE BALANCES:
Average Gross Loans, Net of Deferred Loan Fees	$3,341,250	$3,317,061	0.7%	$3,135,531	6.6%	$3,320,559	$3,011,946	10.2%
Average Investment Securities	244,027	296,790	(17.8)%	360,626	(32.3)%	294,130	374,209	(21.4)%
Average Interest-Earning Assets	3,630,755	3,657,676	(0.7)%	3,526,493	3.0%	3,659,255	3,435,932	6.5%
Average Total Assets	3,789,614	3,920,796	(3.3)%	3,915,517	(3.2)%	3,892,197	3,825,784	1.7%
Average Deposits	2,895,746	2,882,506	0.5%	3,016,118	(4.0)%	2,924,416	2,976,676	(1.8)%
Average Borrowings	590,401	621,239	(5.0)%	367,605	60.6%	588,267	308,406	90.7%
Average Interest-Bearing Liabilities	2,835,917	2,851,021	(0.5)%	2,683,930	5.7%	2,861,288	2,575,061	11.1%
Average Stockholders’ Equity	267,433	377,096	(29.1)%	487,006	(45.1)%	340,894	494,731	(31.1)%
Average Tangible Equity	261,751	264,710	(1.1)%	269,255	(2.8)%	263,870	276,627	(4.6)%

PERFORMANCE RATIOS:
Return on Average Assets	0.46%	(10.83)%		1.12%		(3.37)%	1.37%
Return on Average Stockholders’ Equity	6.47%	(112.57)%		8.98%		(38.51)%	10.62%
Return on Average Tangible Equity	6.61%	(160.37)%		16.25%		(49.75)%	18.99%
Efficiency Ratio	54.33%	296.07%		44.95%		134.73%	44.12%
Net Interest Spread	3.17%	2.95%		3.07%		2.98%	3.21%
Net Interest Margin	3.90%	3.75%		4.25%		3.79%	4.44%

ALLOWANCE FOR LOAN LOSSES:
Balance at the Beginning of Period	$62,977	$52,986	18.9%	$32,190	95.6%	$43,611	$27,557	58.3%
Provision Charged to Operating Expense	12,802	18,211	(29.7)%	8,397	52.5%	47,685	17,952	165.6%
Charge-Offs, Net of Recoveries	(11,831)	(8,220)	43.9%	(6,084)	94.5%	(27,348)	(11,006)	148.5%

Balance at End of Period	$63,948	$62,977	1.5%	$34,503	85.3%	$63,948	$34,503	85.3%

Allowance for Loan Losses to Total Gross Loans	1.91%	1.88%		1.07%		1.91%	1.07%
Allowance for Loan Losses to Total Non-Performing Loans	57.16%	56.14%		77.19%		57.16%	77.19%

ALLOWANCE FOR OFF-BALANCE SHEET ITEMS:
Balance at the Beginning of Period	$3,932	$2,914	34.9%	$1,730	127.3%	$1,765	$2,130	(17.1)%
Provision Charged to Operating Expense	374	1,018	(63.3)%	67	(194.5)%	2,541	(333)	(863.1)%

Balance at End of Period	$4,306	$3,932	9.5%	$1,797	139.6%	$4,306	$1,797	139.6%

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL DATA (UNAUDITED) (Continued)
(Dollars in Thousands)

	September 30,	December 31,	%	September 30,	%
	2008	2007	Change	2007	Change
NON-PERFORMING ASSETS:
Non-Accrual Loans	$111,335	$54,252	105.2%	$44,497	150.2%
Loans 90 Days or More Past Due and Still Accruing	535	227	135.7%	199	168.8%

Total Non-Performing Loans	111,870	54,479	105.3%	44,696	150.3%
Other Real Estate Owned	2,988	287	941.1%	287	941.1%

Total Non-Performing Assets	$114,858	$54,766	109.7%	$44,983	155.3%

Total Non-Performing Loans/Total Gross Loans	3.34%	1.66%		1.39%
Total Non-Performing Assets/Total Assets	3.05%	1.37%		1.12%
Total Non-Performing Assets/Allowance for Loan Losses	179.6%	125.6%		130.4%

DELINQUENT LOANS	$102,917	$45,086	128.3%	$54,954	87.3%

Delinquent Loans/Total Gross Loans	3.08%	1.37%		1.71%

LOAN PORTFOLIO:
Real Estate Loans	$1,166,436	$1,101,907	5.9%	$1,099,100	6.1%
Commercial and Industrial Loans	2,096,222	2,094,719	0.1%	2,033,009	3.1%
Consumer Loans	84,031	90,449	(7.1)%	90,416	(7.1)%

Total Gross Loans	3,346,689	3,287,075	1.8%	3,222,525	3.9%
Deferred Loan Fees	(1,640)	(2,367)	(30.7)%	(2,654)	(38.2)%

Gross Loans, Net of Deferred Loan Fees	3,345,049	3,284,708	1.8%	3,219,871	3.9%
Allowance for Loan Losses	(63,948)	(43,611)	46.6%	(34,503)	85.3%

Loans Receivable, Net	$3,281,101	$3,241,097	1.2%	$3,185,368	3.0%

LOAN MIX:
Real Estate Loans	34.9%	33.5%		34.1%
Commercial and Industrial Loans	62.6%	63.7%		63.1%
Consumer Loans	2.5%	2.8%		2.8%

Total Gross Loans	100.0%	100.0%		100.0%

DEPOSIT PORTFOLIO:
Noninterest-Bearing	$634,593	$680,282	(6.7)%	$690,513	(8.1)%
Savings	86,157	93,099	(7.5)%	94,150	(8.5)%
Money Market Checking and NOW Accounts	597,065	445,806	33.9%	476,257	25.4%
Time Deposits of $100,000 or More	863,034	1,441,683	(40.1)%	1,474,764	(41.5)%
Other Time Deposits	618,528	340,829	81.5%	311,873	98.3%

Total Deposits	$2,799,377	$3,001,699	(6.7)%	$3,047,557	(8.1)%

DEPOSIT MIX:
Noninterest-Bearing	22.7%	22.7%		22.7%
Savings	3.1%	3.1%		3.1%
Money Market Checking and NOW Accounts	21.3%	14.9%		15.6%
Time Deposits of $100,000 or More	23.4%	48.0%		48.4%
Other Time Deposits	29.5%	11.3%		10.2%

Total Deposits	100.0%	100.0%		100.0%

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID (UNAUDITED)
(Dollars in Thousands)

	Three Months Ended									Nine Months Ended
	September 30, 2008			June 30, 2008			September 30, 2007			September 30, 2008			September 30, 2007
		Interest	Average		Interest	Average		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
INTEREST-EARNING ASSETS
Loans:
Real Estate Loans:
Commercial Property	$867,684	$14,604	6.70%	$804,745	$13,810	6.90%	$775,605	$15,678	8.02%	$821,097	$42,894	6.98%	$765,880	$46,380	8.10%
Construction	199,969	2,539	5.05%	208,074	2,649	5.12%	227,779	4,814	8.38%	208,519	8,081	5.18%	218,693	14,889	9.10%
Residential Property	90,739	1,209	5.30%	89,949	1,205	5.39%	87,864	1,124	5.08%	90,069	3,584	5.32%	86,505	3,378	5.22%

Total Real Estate Loans	1,158,392	18,352	6.30%	1,102,768	17,664	6.44%	1,091,248	21,616	7.86%	1,119,685	54,559	6.51%	1,071,078	64,647	8.07%
Commercial and Industrial Loans	2,099,708	36,128	6.85%	2,127,882	36,236	6.85%	1,951,478	43,169	8.78%	2,114,974	112,416	7.10%	1,846,247	123,143	8.92%
Consumer Loans	85,021	1,495	7.00%	88,491	1,596	7.25%	94,751	1,798	7.53%	87,920	4,789	7.28%	96,839	5,987	8.27%

Total Gross Loans	3,343,121	55,975	6.66%	3,319,141	55,496	6.72%	3,137,477	66,583	8.42%	3,322,579	171,764	6.91%	3,014,164	193,777	8.60%
Prepayment Penalty Income	—	159	—	—	409	—	—	131	—	—	873	—	—	710	—
Unearned Income on Loans, Net of Costs	(1,871)	—	—	(2,080)	—	—	(1,946)	—	—	(2,020)	—	—	(2,218)	—	—

Gross Loans, Net	3,341,250	56,134	6.68%	3,317,061	55,905	6.78%	3,135,531	66,714	8.44%	3,320,559	172,637	6.94%	3,011,946	194,487	8.63%

Investment Securities:
Municipal Bonds	60,979	650	4.26%	63,177	662	4.19%	70,984	764	4.31%	65,329	2,071	4.23%	71,883	2,290	4.25%
U.S. Government Agency Securities	46,777	483	4.13%	84,088	884	4.21%	119,704	1,286	4.30%	80,120	2,612	4.35%	118,894	3,775	4.23%
Mortgage-Backed Securities	83,460	994	4.76%	91,488	1,076	4.70%	101,688	1,237	4.87%	90,652	3,246	4.77%	110,656	3,958	4.77%
Collateralized Mortgage Obligations	41,266	441	4.27%	46,411	487	4.20%	55,619	612	4.40%	45,853	1,462	4.25%	59,977	1,960	4.36%
Corporate Bonds	7,751	89	4.59%	7,779	89	4.58%	7,811	89	4.56%	8,344	287	4.59%	7,862	268	4.55%
Other Securities	3,794	42	4.43%	3,847	42	4.37%	4,820	84	6.97%	3,832	136	4.73%	4,937	252	6.81%

Total Investment Securities	244,027	2,699	4.42%	296,790	3,240	4.37%	360,626	4,072	4.52%	294,130	9,814	4.45%	374,209	12,503	4.45%

Other Interest-Earning Assets:
Equity Securities (includes FHLB and FRB Stock)	39,929	581	5.82%	38,031	486	5.11%	25,431	350	5.51%	37,160	1,481	5.31%	25,244	1,055	5.57%
Federal Funds Sold	4,797	23	1.92%	5,621	31	2.21%	4,905	61	4.97%	7,096	137	2.57%	24,405	963	5.26%
Term Federal Funds Sold	—	—	—	—	—	—	—	—	—	—	—	—	128	5	5.21%
Interest-Earning Deposits	752	4	2.13%	173	1	2.31%	—	—	—	310	5	2.15%	—	—	—

Total Other Interest-Earning Assets	45,478	608	5.35%	43,825	518	4.73%	30,336	411	5.42%	44,566	1,623	4.86%	49,777	2,023	5.42%

TOTAL INTEREST-EARNING ASSETS	$3,630,755	$59,441	6.51%	$3,657,676	$59,663	6.56%	$3,526,493	$71,197	8.01%	$3,659,255	$184,074	6.72%	$3,435,932	$209,013	8.13%

INTEREST-BEARING LIABILITIES

Interest-Bearing Deposits:
Savings	$91,465	$533	2.32%	$91,803	$527	2.31%	$95,147	$567	2.36%	$91,910	$1,587	2.31%	$98,440	$1,530	2.08%
Money Market Checking and NOW Accounts	693,718	5,579	3.20%	718,257	5,707	3.20%	471,756	4,164	3.50%	656,625	15,946	3.24%	444,173	11,302	3.40%
Time Deposits of $100,000 or More	903,895	8,063	3.55%	1,098,990	11,040	4.04%	1,438,711	19,263	5.31%	1,118,331	34,790	4.16%	1,418,825	56,539	5.33%
Other Time Deposits	556,438	5,190	3.71%	320,732	3,213	4.03%	310,711	3,993	5.10%	406,155	12,376	4.07%	305,217	11,602	5.08%

Total Interest-Bearing Deposits	2,245,516	19,365	3.43%	2,229,782	20,487	3.70%	2,316,325	27,987	4.79%	2,273,021	64,699	3.80%	2,266,655	80,973	4.78%

Borrowings:
FHLB Advances and Other Borrowings	507,995	3,329	2.61%	538,833	3,944	2.94%	285,199	3,785	5.27%	505,861	11,750	3.10%	226,000	8,875	5.25%
Junior Subordinated Debentures	82,406	1,150	5.55%	82,406	1,164	5.68%	82,406	1,675	8.06%	82,406	3,763	6.10%	82,406	4,974	8.07%

Total Borrowings	590,401	4,479	3.02%	621,239	5,108	3.31%	367,605	5,460	5.89%	588,267	15,513	3.52%	308,406	13,849	6.00%

TOTAL INTEREST-BEARING LIABILITIES	$2,835,917	$23,844	3.34%	$2,851,021	$25,595	3.61%	$2,683,930	$33,447	4.94%	$2,861,288	$80,212	3.74%	$2,575,061	$94,822	4.92%

NET INTEREST INCOME		$35,597			$34,068			$37,750			$103,862			$114,191

NET INTEREST SPREAD			3.17%			2.95%			3.07%			2.98%			3.21%

NET INTEREST MARGIN			3.90%			3.75%			4.25%			3.79%			4.44%

HANMI FINANCIAL CORPORATION AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP (UNAUDITED)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended June 30, 2008			Nine Months Ended September 30, 2008
	Net	Weighted-		Net	Weighted-
	Income	Average	Per	Income	Average	Per
	(Loss)	Shares	Share	(Loss)	Shares	Share
	(Numerator)	(Denominator)	Amount	(Numerator)	(Denominator)	Amount
GAAP Net Loss	$(105,547)	45,881,549	$(2.30)	$(98,278)	45,869,069	$(2.14)
Impairment Loss on Goodwill	107,393			107,393

Additional Dilutive Securities - Options		62,684			61,902

			$2.34			$2.34

Non-GAAP Net Income, Excluding
Impairment Loss on Goodwill	$1,846	45,944,233	$0.04	$9,115	45,930,971	$0.20

	Three Months Ended June 30, 2008			Nine Months Ended September 30, 2008
		Less			Less
		Impairment			Impairment
		Loss on			Loss on
	GAAP	Goodwill	Non-GAAP	GAAP	Goodwill	Non-GAAP
Total Non-Interest Expenses	$129,443	$(107,393)	$22,050	$173,266	$(107,393)	$65,873
Return on Average Assets	(10.83)%	11.02%	0.19%	(3.37)%	3.68%	0.31%
Return on Average Shareholders’ Equity	(112.57)%	114.54%	1.97%	(38.51)%	42.08%	3.57%
Return on Average Tangible Equity	(160.36)%	163.16%	2.80%	(49.75)%	54.36%	4.61%
Efficiency Ratio	296.07%	(245.64)%	50.43%	134.73%	(83.51)%	51.22%